UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 9, 2016

TREVENA, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-36193	26-1469215
(Commission File No.)	(IRS Employer Identification No.)

1018 West 8th Avenue, Suite A

King of Prussia, PA 19406

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (610) 354-8840

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                           Entry into a Material Definitive Agreement

On December 9, 2016, Trevena, Inc. (the “Company”) entered into an office lease (the “New Lease”) with Chesterbrook Partners, L.P. (the “Landlord”) to lease approximately 40,565 square feet of space located at 955 Chesterbrook Boulevard, Wayne, PA 19087 (the “Premises”) for the Company’s new principal executive office.   The New Lease also contains an exclusive option, exercisable until April 1, 2017, to lease up to an additional approximately 13,055 square feet of space at this location (the “Additional Space”).  The Company currently leases office and laboratory space located at 1018 W. 8th Avenue, King of Prussia, PA 19406, pursuant to a lease dated August 4, 2008, as amended (the “Existing Lease”).  The Existing Lease expires on September 30, 2020, and contains an early termination option exercisable at any time following May 31, 2018.

The New Lease commences on the earlier of (i) the first date on which Tenant occupies any part of the Premises for business purposes or (ii) the date on which the Landlord substantially completes certain improvements to the Premises (the “Commencement Date”). The New Lease terminates on the last day of the calendar month following the date that is one-hundred thirty (130) months after the Commencement Date (the “Lease Term”), unless terminated earlier.

The New Lease provides for annual base rent of approximately $1.1 million in the first year of the Lease Term, which increases on a yearly basis up to approximately $1.3 million for the final year of the Lease Term. The New Lease also provides for ten (10) months of rent abatement split equally in the first and second years of the Lease Term.  In addition to the annual base rent, the Company will be obligated to pay its proportional share of certain costs, taxes and operating expenses related to the New Lease and the Premises, subject to certain exclusions.

The Company will be entitled to a one-time improvement allowance of approximately $1.7 million for costs related to the design and construction of Company improvements to the Premises.  To partially secure its obligations under the lease, the Company has obtained a standby letter of credit (the “Letter of Credit”) in the amount of approximately $1.1 million, which may be drawn down by the Landlord to be applied for certain purposes upon the Company’s breach of any provisions under the New Lease. Provided that no default occurs under the terms of the New Lease, the Company will be entitled to periodically reduce the amount of the Letter of Credit to approximately $0.3 million as of the first day of the eighty-fifth full calendar month of the Lease Term.

In the event that the Company exercises the option for any Additional Space, it will be entitled to an additional amount of improvement allowance and rent abatement and will be required to increase the amount of the Letter of Credit, in each case commensurate with the amount of additional square feet of space leased pursuant to the option.

Item 2.03.                                        Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

(a)                                 Creation of a Direct Financial Obligation.

The information set forth under Item 1.01 of this Current Report on Form 8-K with respect to the Lease is incorporated herein by reference.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TREVENA, INC.

Date: December 13, 2016	By:	/s/ John M. Limongelli
John M. Limongelli
Sr. Vice President, General Counsel & Chief Administrative Officer

3